Report of Independent Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of WisdomTree Trust

In planning and performing our audits of the financial statements of WisdomTree Trust (comprising, respectively, WisdomTree Bloomberg U.S. Dollar
Bullish Fund, WisdomTree Brazilian Real Strategy
Fund, WisdomTree Chinese Yuan Strategy Fund,
WisdomTree Commodity Currency Strategy Fund,
WisdomTree Emerging Currency Strategy Fund,
WisdomTree Indian Rupee Strategy Fund,
WisdomTree Asia Local Debt Fund, WisdomTree
Australia & New Zealand Debt Fund, WisdomTree
Barclays U.S. Aggregate Bond Enhanced Yield Fund,
WisdomTree Barclays U.S. Aggregate Bond Negative
Duration Fund, WisdomTree Barclays U.S. Aggregate
Bond Zero Duration Fund, WisdomTree Bloomberg
Floating Rate Treasury Fund, WisdomTree BofA
Merrill Lynch High Yield Bond Negative Duration
Fund, WisdomTree BofA Merrill Lynch High Yield
Bond Zero Duration Fund, WisdomTree Emerging
Markets Corporate Bond Fund, WisdomTree
Emerging Markets Local Debt Fund, WisdomTree
Japan Interest Rate Strategy Fund (consolidated),
WisdomTree Strategic Corporate Bond Fund,
WisdomTree Western Asset Unconstrained Bond
Fund, WisdomTree CBOE S&P 500 PutWrite
Strategy Fund, WisdomTree Global Real Return Fund
(consolidated), WisdomTree Managed Futures
Strategy Fund (consolidated), twenty two of the investment funds constituting the WisdomTree Trust
(the "Trust"), as of August 31, 2016, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.





Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of August 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of WisdomTree Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ Ernst & Young LLP


New York, New York
October 27, 2016